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                                                                    EXHIBIT 4.1


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                ALLNET COMMUNICATION SERVICES, INC., as Issuer,

                  ALC COMMUNICATIONS CORPORATION, as Guarantor

                                      and

                  STAR BANK, NATIONAL ASSOCIATION, as Trustee


                  ____________________________________________


                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of September 27, 1995

                                   Under the

                                   INDENTURE

                            Dated as of May 15, 1993

                 _____________________________________________



  Supplementing and amending the Indenture dated as of May 15, 1993 among Allnet Communication Services, Inc., as Issuer, ALC Communications Corporation, as Guarantor, and Star Bank, National Association, as Trustee.



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    FIRST SUPPLEMENTAL INDENTURE, dated as of September 27, 1995, among ALLNET
COMMUNICATION SERVICES, INC., a corporation incorporated and existing under the laws of the State of Michigan (the "Company"), ALC COMMUNICATIONS CORPORATION, a corporation incorporated and existing under the laws of the State of Delaware (the "Guarantor"), and STAR BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"), under the Indenture dated as of May 15, 1993 (the "Indenture").

                                    RECITALS

    WHEREAS, the Board of Directors of the Company has duly authorized the creation of and issued its 9% Senior Subordinated Notes due 2003 (the "Securities"), duly authorized the execution and delivery of the Indenture and has duly authorized the execution and delivery of this Supplemental Indenture pursuant to Section 9.2 of the Indenture;

    WHEREAS, the Board of Directors of the Guarantor has duly authorized the execution and delivery of the Indenture and has duly authorized the execution and delivery of this Supplemental Indenture; and

    WHEREAS, the Trustee has duly authorized the execution and delivery of the Indenture and has duly authorized the execution and delivery of this Supplemental Indenture; and

    WHEREAS, the Company and the Guarantor have received the written consent of the holders of a majority in aggregate principal amount of the Securities to the execution and delivery of this Supplemental Indenture pursuant to Section
9.2 of the Indenture;

    NOW THEREFORE, it is agreed as follows:

                                  ARTICLE ONE

SECTION 1.1   Amendments to Section 1.1.

       Section 1.1 of the Indenture is hereby amended by:

       (i) deleting therefrom the definitions of the terms "Consolidated Net Worth" and "Consolidated Stockholders' Equity" in their entirety;

       (ii) deleting therefrom the definition of the term "Payment Restriction" in its entirety and substituting in lieu thereof the following:

             "`Payment Restriction' means any encumbrance or restriction of any kind on the ability of any of the Restricted Subsidiaries (a) to pay dividends or make other distributions on or in respect of its Capital
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       Stock or make payments on any indebtedness or other obligation owed to
       ALC, the Company or any other Restricted Subsidiary; (b) to make loans or advances to ALC, the Company or any other Restricted Subsidiary; (c) to transfer any of its Property to ALC, the Company or any other Restricted Subsidiary; or (d) to guarantee any Indebtedness of ALC, the Company or any other Restricted Subsidiary.";

       (iii) deleting the words "made in compliance with clause (y) of the proviso to Section 4.14" from the final sentence of the definition of the term "Permitted Investments"; and

       (iv) inserting therein, in appropriate alphabetical order, the following new definitions of terms:

                "`Amendment Effective Date' means the first date on which this
             Indenture shall be amended as provided in the First Supplemental Indenture among the Company, ALC and the Trustee in accordance with the terms thereof."

                "`Consolidated Net Tangible Assets' of a Person at any date means the excess over current liabilities of all assets, less good will, trademarks, patents, other like intangibles and the minority interests of others in Subsidiaries, of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recently completed accounting period of such Person for which financial information has then been made publicly available."

                "`Principal Property means any parcel of real property and related fixtures or improvements owned by ALC, the Company or any Restricted Subsidiary and located in the United States, the aggregate book value of which, less accumulated depreciation, on the date of determination exceeds $5,000,000, other than any such real property and related fixtures or improvements which, as determined in good faith by the Board of Directors of ALC, is not of material importance to the total business conducted by ALC and its Subsidiaries, taken as a whole."

SECTION 1.2   Amendments to Section 4.6.

        Section 4.6 of the Indenture is hereby amended by:

        (i) deleting the first sentence of Section 4.6(a) in its entirety and substituting in lieu thereof the following:

        "ALC and the Company will deliver to the Trustee within 120 days after the end of the fiscal year of each of





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       ALC and the Company, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under this Indenture by ALC or the Company that occurred during such fiscal period."; and

       (ii) deleting Section 4.6(b) in its entirety and substituting in lieu thereof the following:

       "(b)  [Intentionally omitted]".

SECTION 1.3   Amendments to Section 4.7.

       Section 4.7 of the Indenture is hereby amended by:

       (i)  deleting the first sentence thereof in its entirety;

       (ii) deleting the phrase "and mailed, no later than the date such materials are mailed or made available to the stockholders of ALC or the Company, as the case may be, to the Holders at their addresses as set forth in the register of Securities maintained by the Registrar" from the final sentence thereof; and

       (iii) inserting immediately following the last sentence thereof the following sentence:

       "To the extent that at any time during which ALC or the Company is not required to file annual reports and quarterly reports with the SEC pursuant to Sections 13 and 15 of the Securities Exchange Act such reports (or reports comparable to such reports) are required to be furnished to Holders of Securities pursuant to Section 4.12 or 4.13, then, solely for the purpose of complying with the provisions of Section
       4.12 or 4.13, ALC or the Company shall prepare reports comparable to the annual reports and quarterly reports required to be filed with the SEC pursuant to Sections 13 and 15 of the Securities Exchange Act."; and

SECTION 1.4   Amendment to Section 4.8.

       Section 4.8 of the Indenture is hereby amended by inserting the following paragraph at the end of such Section:

          "Notwithstanding any term or provision of this Section 4.8 to the contrary, this Section 4.8 (other than this sentence) shall be of no force or effect at any time after the Amendment Effective Date except and only to the extent that any other terms or provisions of this Indenture shall refer to this Section 4.8 for the purpose of any determination pursuant to such other term or provision."





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SECTION 1.5   Amendment to Section 4.9.

       Section 4.9 of the Indenture is hereby amended by inserting the following paragraph at the end of such Section:

         "Notwithstanding any term or provision of this Section 4.9 to the contrary, this Section 4.9 (other than this sentence) shall be of no force or effect at any time after the Amendment Effective Date except and only to the extent that any other terms or provisions of this Indenture shall refer to this Section 4.9 for the purpose of any determination pursuant to such other term or provision."

SECTION 1.6   Amendment to Section 4.10.

       Section 4.10 of the Indenture is hereby amended by deleting such
Section in its entirety and substituting in lieu thereof the following:

       "Section 4.10  [Intentionally omitted]".

SECTION 1.7   Amendment to Section 4.11.

       Section 4.11 of the Indenture is hereby amended by deleting the text thereof in its entirety and substituting in lieu thereof the following:

         "Neither ALC nor the Company will, or will permit any of the Restricted Subsidiaries to, create or assume any Liens of any kind against or upon any Principal Property or upon any Capital Stock of any Subsidiary or any Indebtedness of any Subsidiary to ALC, the Company or such Restricted Subsidiary, whether now owned or hereafter acquired, without making effective provision whereby the Securities will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured, so long as any such Indebtedness shall be so secured; provided, however, that the foregoing covenant shall not be applicable to (a) Liens existing as of the Amendment Effective Date, including, without limitation, Liens securing Senior Indebtedness under the Credit Agreement; (b) any Liens which may be granted to secure the Securities or any Guarantees; (c) Liens securing Senior Indebtedness of the Company or Liens granted by a Guarantor to secure Senior
       Indebtedness of a Guarantor; (d) Liens in favor of ALC, the Company or any Subsidiary; (e) Permitted Liens; (f) Liens created for the sole purpose of extending, renewing or refunding any Lien described in subparagraphs 1.1.7, 1.1.9, 1.1.13, 1.1.14 or 1.1.15 of the definition of "Permitted Liens"; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of





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       Indebtedness so secured at the time of such extension, renewal or refunding and that such extension, renewal or refunding Lien shall be limited to all or any part of the same Property that secured the Lien extended, renewed or refunded, or to other Property of ALC, the Company or its Restricted Subsidiaries not subject to the limitations of this provision; (g) Liens created after the date of this Indenture on any Property leased to or purchased by ALC, the Company or a Restricted Subsidiary after that date and securing, directly or indirectly, obligations issued by a State, a territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the cost of acquisition or cost of construction of such Property, provided that the interest paid on such obligations is entitled to be excluded from gross income of the recipient pursuant to Section 103(a)(1) of the Internal Revenue Code of 1986, as amended (or any successor to such provision), as in effect on the Amendment Effective Date; (h) other Liens similar to Permitted Liens the existence of which does not, in the opinion of ALC or the Company, materially impair the use by ALC, the Company or a Restricted Subsidiary of the affected Property in the operation of the business of ALC, the Company or a Restricted Subsidiary; and (i) Liens not otherwise permitted under this Section 4.11; provided, however, that the aggregate amount of Indebtedness secured by all such Liens under this clause (i) shall not exceed 15% of Consolidated Net Tangible Assets of ALC as at the end of ALC's most recently completed accounting period preceding the creation or assumption of such Lien."

SECTION 1.8   Amendment to Section 4.14.

       Section 4.14 of the Indenture is hereby amended by deleting such
Section in its entirety and substituting in lieu thereof the following:

       "Section 4.14  [Intentionally omitted]".

SECTION 1.9   Amendment to Section 4.15.

       Section 4.15 of the Indenture is hereby amended by deleting such
Section in its entirety and substituting in lieu thereof the following:

       "Section 4.15  [Intentionally omitted]".

SECTION 1.10  Addition of Section 4.19.

       A new Section 4.19 is hereby inserted in the Indenture following Section
4.19 thereof and shall read in its entirety as follows:





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         "Section 4.19  Waiver of Certain Covenants.

         ALC and the Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 4.3, 4.11,
       4.17 and 4.18 if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Securities then outstanding shall either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent expressly so waived, and, until such waiver shall become effective, the obligations of ALC and the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect. It shall not be necessary for Holders to approve the particular form of any proposed waiver under this Section 4.19, but it shall be sufficient if the requisite number of Holders approve the substance thereof."

SECTION 1.11  Amendment to Section 5.1.

       Section 5.1 of the Indenture is hereby amended by deleting the first paragraph thereof in its entirety and substituting in lieu thereof the following paragraph:

         "Neither ALC nor the Company will consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its Assets to any person, unless: (a) ALC or the Company survives such merger or the Person formed by such consolidation or into which ALC or the Company is merged or that acquires by conveyance or transfer, or that leases, all or substantially all of the Assets of ALC or the Company, is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and premium, if any, and interest on, all the Securities and the performance of every other covenant and obligation of ALC and the Company under this Indenture; (b) on a pro forma basis, immediately after giving effect to such transaction, no Default or Event of Default shall exist; and (c) ALC and the Company shall have delivered to the Trustee an Officers' Certificate that items
       (a) and (b) of this paragraph have been satisfied and an Opinion of Counsel that item (a) of this paragraph has been satisfied."

SECTION 1.12  Amendment to Section 6.1.





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       Section 6.1 of the Indenture is hereby amended by deleting Section
6.1(e) in its entirety and substituting in lieu thereof the following:

        (e)  "[intentionally omitted]".

SECTION 1.13  Amendments to Section 8.2.

        Section 8.2 of the Indenture is hereby amended by:

        (i) deleting clause (ii) of Section 8.2(d) in its entirety and substituting in lieu thereof the following:

               "(ii) no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of deposit referred to in clause (i) or will occur by reason of such deposit and, with respect to legal defeasance only, no Event of Default under
        Section 6.1(g) or (h) or Default that after notice or passage of time or both would be an Event of Default under Section 6.1(g) or (h) shall have occurred and be continuing on the 91st day after such date;";

        (ii) deleting clauses (vii), (viii) and (ix) of Section 8.2(d) in their entirety and renumbering clauses (x), (xi) and (xii) thereof as
  (vii), (viii) and (ix), respectively;

        (iii) deleting the semicolon at the end of clause (ix) of Section 8.2(d), as renumbered pursuant to clause (ii) of this Section 1.13, and substituting a period therefor; and

        (iv) inserting the following sentence following clause (ix) of Section 8.2(d), as renumbered pursuant to clause (ii) of this Section 1.13:

        "Notwithstanding the foregoing, if ALC or the Company exercises under paragraph (a) the covenant defeasance option applicable to paragraph (c) above and an Event of Default under Section 6.1(g) or (h) or a Default that after notice or passage of time or both would be an Event of Default under Section 6.1(g) or (h) shall have occurred and be continuing on the 91st day after the date of the deposit referred to in clause (i) above, the obligations of ALC and the Company referred to in paragraph (c) with respect to the outstanding Securities shall be reinstated in full."

SECTION 1.14  Amendment to Section 8.5.

        Section 8.5 of the Indenture is hereby amended by deleting the text thereof in its entirety and substituting in lieu thereof the following:





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         "If the Trustee or Paying Agent is unable to apply any money or U.S.
       Government Obligations in accordance with this Indenture, or if each Holder is required to refund money to the Trustee or the Company, in either case by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority either (i) enjoining, restraining or otherwise prohibiting or rendering the Trustee incapable of making such application or (ii) requiring such refunds by the Holders, then and only then the Company's and each Guarantor's, if any, obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as either (i) the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture or (ii) the Holders are allowed to retain or are permitted such money; provided, however, that if the Company or any of the Guarantors, as the case may be, has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company or the Guarantors, as the case may be, shall be, subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent."

SECTION 1.15  Amendment to Section 11.2.

       Section 11.2 of the Indenture is hereby amended by inserting the words "or by facsimile" immediately following the phrase "delivered in Person" in the first paragraph thereof.


                                  ARTICLE TWO

                         Representations and Warranties

SECTION 2.1   Compliance with Conditions.

          ALC and the Company hereby represent and warrant to the Trustee that
       (a) the execution of this Supplemental Indenture is authorized or permitted by Section 9.2 of the Indenture and (b) all conditions precedent relating to the execution of this Supplemental Indenture provided for in the Indenture, including (i) the approval by written consent of the holders of a majority in aggregate principal amount of the Securities and (ii) the deliverance to the Trustee of an Officers' Certificate of ALC and the Company and an Opinion of Counsel pursuant to
       Section 9.6 of the Indenture, have been complied with.





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                                 ARTICLE THREE

                                 Miscellaneous

SECTION 3.1   Definitions.

   Terms defined in the Indenture and not otherwise defined herein are used herein as therein defined.

SECTION 3.2   Condition to Effectiveness.

   This Supplemental Indenture shall become effective on and as of the date upon which counterparts hereof shall have been executed and delivered by all of the parties hereto; provided that Article One of this Supplemental Indenture shall not become operative until the Company (and/or one or more of its Affiliates) has accepted for payment the Securities validly tendered pursuant to the offer to purchase for cash all of the outstanding Securities commenced by the Company on August 29, 1995.

SECTION 3.3   Notice to Securityholders.

   The Company shall promptly mail to the Holders a notice briefly describing the amendments to the Indenture effected by this Supplemental Indenture.

SECTION 3.4   Governing Law.

   The laws of the State of New York shall govern this Supplemental Indenture without regard to principles of conflict of laws.

SECTION 3.6   Duplicate Originals.

   The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

SECTION 3.7   Headings, Etc.

   The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 3.8   Recitals.

   The recitals herein are made by ALC and the Company. The Trustee shall have no responsibility for such recitals.





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   IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first written above.


[SEAL]                            ALLNET COMMUNICATION SERVICES,
                                  INC., as Issuer


Dated:  September 27, 1995        By:     JOSEPH ENIS
                                     ---------------------------
                                     Name:  Joseph Enis
                                     Title:  Treasurer


[SEAL]                            ALC COMMUNICATIONS
                                  CORPORATION, as Guarantor



Dated:  September 27, 1995        By:     JOSEPH ENIS
                                     ---------------------------
                                     Name:  Joseph Enis
                                     Title:  Treasurer


[SEAL]                            STAR BANK, NATIONAL
                                  ASSOCIATION, as Trustee



Dated:  September 27, 1995        By:    STEPHEN J. BLACKSTONE
                                      ---------------------------
                                      Name: Stephen J. Blackstone
                                      Title:  Trust Officer